EXHIBIT 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Joseph Calabrese
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3772

ASHFORD ANNOUNCES APPOINTMENT OF SLOAN DEAN III AS REMINGTON HOTELS’ CEO TO DRIVE NEXT STAGE OF GROWTH

DALLAS, December 2, 2019 - Ashford Inc. (NYSE American: AINC) (the “Company”) today announced that Remington Hotels (“Remington”) has appointed Sloan Dean III as its new Chief Executive Officer & President. Mr. Dean was previously Remington’s Chief Operating Officer.

“Sloan has done a fantastic job guiding Remington as Chief Operating Officer over the past two years, implementing numerous operational enhancements, continuing to outperform the market, and shifting the company’s culture to be more engaging and empowering of its associates,” commented Monty J. Bennett, Ashford’s Chairman and Chief Executive Officer. “Sloan is an emerging talent in the hospitality industry, and I’m thrilled to have him as the leader of Remington going forward.”

About Remington
Remington is a dynamic and growing hotel management company providing top quality service and expertise in property management. Founded in 1968, the hospitality group has grown into a strong, industry-leading service provider and today manages 86 hotels in 26 states across 17 brands, including 12 independent and boutique properties. At Remington, we believe that our people are the ultimate source of our competitive advantage. We are proud of our reputation for consistently delivering outstanding results to owners and investors, as well as to our brands, guests, and associates. As a result of our success, Remington has become the place where passionate people thrive. For more information, call (972) 980-2700 or visit www.remingtonhotels.com. #RoomToThrive

About Ashford
Ashford provides global asset management, investment management and related services to the real estate and hospitality sectors.
Follow Chairman and CEO Monty Bennett on Twitter at www.twitter.com/MBennettAshford or @MBennettAshford.
Ashford has created an Ashford App for the hospitality REIT investor community. The Ashford App is available for free download at Apple’s App Store and the Google Play Store by searching “Ashford.”
Forward Looking Statements
Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “can,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford Inc.’s control.
These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: adverse litigation or regulatory developments; general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; the degree and nature of our competition; risks related to Ashford Inc.’s ability to complete the acquisition on the proposed terms; the possibility that competing offers will be made; risks associated with the Remington Hotel Management business combination transaction, such as the risk that the Hotel Management business will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the acquisition will not be realized. These and other risk factors are more fully discussed in Ashford Inc.’s filings with the Securities and Exchange Commission (SEC) including Ashford Inc.’s definitive proxy statement filed with the SEC on September 23, 2019 and Ashford Inc.’s 10-K filed with the SEC on March 8, 2019.
The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.
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